Exhibit 10.24

AMENDMENT TO TERMS AND CONDITIONS OF THE PROMISSORY NOTE

This Amendment to Terms and Conditions of the Original Agreement (the “Memorandum”) is entered into between noco-noco Pte. Ltd. (formerly known as 3DOM Singapore Pte. Ltd., the “Borrower”) and 3 DOM Alliance Inc. (formerly known as 3DOM Inc., the “Holder”, and collectively with the “Borrower”, the “Parties”) to amend certain terms and conditions as stated in the Promissory Note entered into between the Parties dated as of August 1st, 2020 (the “Original Agreement”), as described below.

Article 1 (Amendment to the Original Agreement)

The preamble of the Original Agreement shall be amended as follows:

The undersigned (Holder) has agreed to loan to 3DOM Singapore Pte. Ltd., a company lawfully incorporated under the laws of Singapore with its registered office at No. 4, Shenton Way, #04-06 SGX Centre 2, Singapore 068807 (Borrower), upon the request of the Borrower, on one or more occasions, up to the principle amount of SGD $8,000,000. As the condition for the Advance, the Holder and Borrower shall agree to the following terms and conditions within this promissory note (Note):

Article 2 (Effect of this Memorandum)

1.	This Memorandum shall be effective from the date of this Memorandum.

2.	This Memorandum shall cease to be effective upon termination or expiration of the Original Agreement (regardless of the reason for termination).

Article 3 (Effect of the Original Agreement)

1.	Except for the changes expressly referred to in this Memorandum, the remaining content of the Original Agreement shall not be affected in any way by the execution of this Memorandum and shall remain valid and in effect as before, and all capitalized terms not otherwise defined herein shall be subject to the definitions under the Original Agreement.

2.	Notwithstanding the preceding paragraph, in the event of any conflict between this Memorandum and the Original Agreement, the provisions of this Memorandum shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum to be executed and each party shall retain one (1) copy, respectively.

February 6, 2023

Holder: 1-1, Akasaka, Minato-ku, Tokyo
Akasaka Enokizaka Bldg. 8F, 1-7-1 Akasaka, Minato-ku, Tokyo
Masataka Matsumura, President and Representative Director

/s/ Masataka Matsumura

Borrower: #4 Shenton Way, #4-0-05, Tokyo, Japan
4 Shenton Way, #4-06 SGX Centre II
Singapore 068807
Masataka Matsumura, CEO

/s/ Masataka Matsumura